Converted Organics Announces Early Repayment of Secured,
Convertible Promissory Note

BOSTON — October 20, 2009 — (BUSINESS WIRE) — Converted Organics Inc. (NASDAQ: COIN, COINU, COINW, COINZ) today announced it has repaid its secured convertible promissory note in the principal amount of $1,540,000 (the “Note”).

In September 2009, Converted Organics Inc. (the “Company”) entered into an agreement with Iroquois Master Fund Ltd. (the “Investor”), under which the Company issued and the Investor purchased, the Note. The Note was convertible at a conversion rate of $1.54 per share, for a total of 1,000,000 shares of the Company’s common stock. The Note was a senior secured obligation of the Company, secured by the Company’s unencumbered assets, and the Investor took a second lien on the Company’s other encumbered assets. The principal amount of the Note represented an original issue discount of 10.0%. The maturity of the Note was March 14, 2010. In connection with the purchase of the Note, the Company issued a five-year warrant to purchase 2,500,000 shares of the Company’s common stock with a current exercise price of $1.08 per share. As a result of the early repayment of the Note, the security interests in the assets of the Company and the Subsidiary Guaranty agreements, each of which provided a guaranty of the Company’s obligations under the transaction documents, have each and all been released.

Edward J. Gildea, President of Converted Organics, said, “We are pleased, as a result of our recently completed stock offering, to be in a position to repay the Note early and free our assets from the security interests and guarantees associated with the Note.”

The foregoing description of the Security Agreements, Note, Warrant and Subsidiary Guaranty agreements are qualified in their entirety by the text of the agreements which are exhibits to the Form 8-K filed with the Securities and Exchange Commission on September 14, 2009.

About Converted Organics Inc.
Converted Organics (NASDAQ:COIN, www.convertedorganics.com), based in Boston, MA, is dedicated to producing high-quality, all-natural, organic soil amendment and fertilizer products through food waste recycling.

This press release contains forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate” and “estimate,” the negative of these words or other comparable words. These statements are only predictions. One should not place undue reliance on these forward-looking statements. The forward-looking statements are qualified by their terms and/or important factors, many of which are outside the company’s control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made. The forward-looking statements are based on the company’s beliefs, assumptions and expectations of our future performance, taking into account information currently available to the company. These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors described in the “Risk Factors” section in the company’s most recently filed annual report on Form 10-K, as updated in the company’s quarterly reports on Form 10-Q filed since the annual report, not all of which are known to the company. Neither the company nor any other person assumes responsibility for the accuracy or completeness of these statements. The company will update the information in this press release only to the extent required under applicable securities laws. If a change occurs, the company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in the aforementioned forward-looking statements.

COIN-G

INVESTOR CONTACT:	PUBLIC RELATIONS CONTACT:
Jim Blackman PR Financial Marketing 713-256-0369 jim@prfmonline.com	Pat Fiaschetti Sterling Communications 908-996-7945 sterling.pf@att.net

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